Exhibit 99.2

Affiliates of Quinpario Acquisition Corp. 2 Announce Proposed Notes Offering

New York, June 19, 2017 — Quinpario Acquisition Corp. 2 (Nasdaq: QPAC, QPACW and QPACU) (“Quinpario”), a publicly traded special purpose acquisition company, announced today that its subsidiaries, Exela Intermediate LLC (the “Issuer”) and Exela Finance Inc. (the “Co-Issuer”), are proposing to issue $525.0 million aggregate principal amount of first-priority senior secured notes due 2023 (the “Secured Notes”) and $300.0 million aggregate principal amount of senior unsecured notes due 2024 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) in a marketed private offering (the “Offering”) that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being issued to finance, in part, the pending business combination of SourceHOV, LLC, (“SourceHOV”), Novitex Holdings, Inc. (“Novitex”) and Quinpario pursuant to which SourceHOV and Novitex will each become subsidiaries of the Issuer (the “Business Combination”), and certain related transactions that were previously disclosed in the preliminary proxy statement filed by Quinpario with the Securities and Exchange Commission on April 3, 2017. The Business Combination is expected to close in July 2017.

In the Offering, the Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.  The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About SourceHOV

SourceHOV is a global TPS and EIM leader, providing services and solutions for high-volume, mission-critical processes to blue chip customers across 55 countries, including majority of the FORTUNE® 100. SourceHOV comprises 16,000 employees and operates over 120 delivery centers across the Americas, Europe and Asia, offering scalable technology platforms, hosted on premise and/or in a cloud environment, to a wide range of industries including financial services, healthcare, public sector, insurance, and legal. For more information, please visit www.sourcehov.com.

About Novitex

Novitex is a technology-based, managed services provider that offers a range of mail, print, communications and back office solutions. With a suite of offerings, Novitex manages and connects a document’s full life cycle, breaking down operational silos to create more efficient, cost-effective workflows. For nearly 30 years, FORTUNE® 500, Am Law 200® and federal clients have depended on Novitex to manage their business processes. Today, Novitex supports 400 clients across North America with its tech-driven, end-to-end solutions and 7,500 employees. For more information, please visit www.novitex.com.

About Quinpario

Quinpario is a special purpose acquisition company that completed its initial public offering in January 2015. Quinpario was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Quinpario is sponsored by Quinpario Partners 2, LLC, which was formed for the expressed purpose of acting as the sponsor for Quinpario. Quinpario Partners 2, LLC is an affiliate of Quinpario Partners LLC, an investment and operating company founded by Mr. Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc. For more information, please visit www.quinpario.com.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the Business Combination between the Company, SourceHOV and Novitex, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of the Company, SourceHOV and Novitex management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding the Company’s, SourceHOV’s and Novitex’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which SourceHOV and Novitex operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which SourceHOV and Novitex operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company, SourceHOV or Novitex management teams; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of the Company is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of the Company, SourceHOV and Novitex; uncertainty as to the long-term value of the Company’s common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors,” as updated from time to time by the Company’s Quarterly Reports on Form 10-Q and other documents of the Company on file with the SEC or in the definitive proxy statement that will be filed with the SEC by the Company. There may be additional risks that neither the Company, SourceHOV or Novitex presently know or that the Company, SourceHOV or Novitex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide the Company’s, SourceHOV’s and Novitex’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company, SourceHOV and Novitex anticipate that subsequent events and developments will cause the Company’s, SourceHOV’s and Novitex’s assessments to change. However, while the Company, SourceHOV and Novitex may elect to update these forward-looking statements at some point in the future, the Company, SourceHOV and Novitex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s, SourceHOV’s and Novitex’s assessments as of any date subsequent to the date of this communication.

FOR INFORMATION CONTACT:

Investor and Industry Inquiries

Melissa H. Zona

Quinpario Acquisition Corp. 2

mhzona@quinpario.com

636-751-4057